Form 8-K

                          UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION

                    Washington, D. C.  20549

                 PURSUANT TO SECTION 13 OR 15(d) OF
               THE SECURITIES EXCHANGE ACT OF 1934

        Date of Report(Date of earliest event reported):
                        March 16, 1999


                    WESTMORELAND COAL COMPANY
                    -------------------------
     (Exact name of registrant as specified in its charter)


          DELAWARE                0-752             23-1128670
          --------                -----             ----------
(State or other jurisdiction  (Commission File  (I.R.S. Employer
of incorporation or            Number            Identification
organization)                                    No.)


2 North Cascade Avenue, 14th Floor, Colorado Springs, Colorado       80903
--------------------------------------------------------------       -----
(Address of principal executive offices)                          (Zip Code)

Registrant's telephone number,
   including area code:                            719-442-2600
                                                   ------------

Item 5.     Other Events

     The Company announced today that its affiliate LG&E-Westmoreland has completed the sale of all of its remaining interest in its 79.6 MW natural gas fired cogeneration project in Rensselaer, New York, to Fulton Cogeneration Associates, L.P., an affiliate of The Coastal Corporation. The Partnership is 50% owned by Westmoreland Energy, Inc., a wholly-owned subsidiary of Westmoreland Coal Company, and 50% owned by LG&E Power, Inc. Closing of the transaction occurred simultaneously with yesterday's execution of the definitive purchase agreement. Westmoreland's projected share of the net proceeds is in excess of $33 million.


Item 7.     Financial Statements and Exhibits

         (c)

         No.         Description

         99.9        Press release dated March 16, 1999


                            SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                            WESTMORELAND COAL COMPANY



Date: March 24, 1999                /s/ Robert J. Jaeger
                                    --------------------------
                                    By: Robert J. Jaeger
                                    Senior Vice President-Finance
                                  and Treasurer

<PAGE 1>
EXHIBIT 99.9

                          ----------------------------
                                  Westmoreland
                          Sells Interest In Rensselaer
                              Cogeneration Project
                          ----------------------------

Colorado Springs, CO -- March 16, 1999 -- Westmoreland Coal Company (OTC Bulletin Board: WMCL) announced today that its affiliate LG&E-Westmoreland (the "Partnership") has completed the sale of all of its remaining interest in its
79.6 MW natural gas fired cogeneration project in Rensselaer, New York, to Fulton Cogeneration Associates, L.P., ("Fulton"), an affiliate of The Coastal Corporation. The Partnership is 50% owned by Westmoreland Energy, Inc. ("WEI"), a wholly-owned subsidiary of Westmoreland Coal Company, and 50% owned by LG&E Power, Inc. Closing of the transaction occurred simultaneously with yesterday's execution of the definitive purchase agreement. Westmoreland's projected share of the net proceeds is in excess of $33 million.

"We are very pleased with the additional value Westmoreland will realize from this strategic sale," said Christopher K. Seglem, Chairman, President and CEO. "We are always looking for ways to maximize the return to our shareholders and this sale provided a great opportunity to do so. WEI and LG&E Power are to be congratulated for developing such an outstanding project. As promised to our shareholders, we are proceeding with a tender to buy back close to one half of our preferred shares for cash at a premium to market."

In June, 1998, LG&E-Westmoreland restructured the Rensselaer Project's power purchase agreement with Niagara Mohawk Power Company ("NIMO") in return for cash and a transitional power purchase agreement with NIMO. After the Partnership paid debt obligations and satisfied certain other liabilities, Westmoreland received net cash proceeds of approximately $30 million. Thus, Westmoreland's total proceeds from the restructuring and subsequent sale of Rensselaer Project (which included the transitional power purchase agreement with NIMO) exceeds $63 million.

Westmoreland Coal Company, headquartered in Colorado Springs, CO is currently engaged in Powder River Basin coal mining, independent power production and coal shipping and terminal facility operations. Westmoreland owns interests in seven domestic independent power projects through its wholly owned subsidiary, Westmoreland Energy, Inc.


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           For further information contact Diane Jones (719) 442-2600